UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

_____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

Exact Name of Registrant as
Specified in its Charter, State of
Incorporation, Address of
Commission	Principal Executive Offices and	IRS Employer
File Number	Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2005, the Board of Directors of DTE Energy Company (the “Company”) amended the Company’s Bylaws, effective as of February 24, 2005. The following is a summary of the substantive changes effected by the amended Bylaws.

The Bylaws were amended in the following respects:

•	To identify who is authorized to provide notice of a special meeting of shareholders;

•	To include the cumulative voting provision set forth in the Company’s Restated Articles;

•	To clarify the duties and acts of the Chief Executive Officer and President;

•	To require that the Board or a committee thereof determine the compensation of all executive officers above Assistant Vice President and the General Auditor; and

•	To include the Corporate Secretary and Assistant Corporate Secretary in the delegation of voting rights for securities held by the Company.

In addition, the following Bylaw provisions were revised to reflect current Michigan law:

•	Notice and purpose of the annual meeting of shareholders;

•	Presence and voting at shareholder meetings by remote communication;

•	Adjournments of shareholder meetings;

•	Shareholder voting by electronic means;

•	Director participation in Board meetings by remote communications;

•	Committee acts prohibited by Michigan law;

•	Designation by the Board of alternate members of any committee of the Board;

•	Certification of the Company’s shares of capital stock;

•	Mailing of notices as provided by the Michigan Business Corporation Act; and

•	Optional rather than mandatory use of the Company’s seal.

The Bylaw provisions relating to director ownership of Company common stock and the maximum age of directors have been moved from the Bylaws to the Board of Directors Missions and Guidelines.

Additional changes were made to the Bylaws that were not material in nature. The amended Bylaws are attached as Exhibit 3.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

     3.1       Bylaws of DTE Energy Company, as amended through February 24, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2005	DTE ENERGY COMPANY (Registrant)
	By:	/s/ Susan M. Beale
Susan M. Beale Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Bylaws of DTE Energy Company, as amended through February 24, 2005.